SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 10, 1996
                                                     -----------------


                             S.O.I. INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                         Commission file number 1-12572

       Delaware                                         59-2158586
(State of Incorporation)                       (IRS Employer Identification No.)

              16910 Dallas Parkway, Suite 100, Dallas, Texas      75248
               (Address of principal executive offices)         (Zip Code)


                                 (972) 248-1922
              (Registrant's telephone number, including area code)





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Item 5.  Other Events.

On December 10, 1996 the stockholders, at the annual meeting of stockholders, approved a proposal to change the name of the Company from S.O.I. Industries, Inc. to Millennia, Inc. This proposal had 1,349,238 votes cast in favor and 19,891 cast against. The Registrant's new trading symbol on the American Stock Exchange is "IA."

Item 7.           Financial Statements and Exhibits.

The following exhibit is included as part of this Form 8-K:

3.1      Amended Articles of Incorporation


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:            December 19, 1996               S.O.I. INDUSTRIES, INC.


                                                     /s/ Kevin B. Halter
                                      By:      _________________________________
                                                      Kevin B. Halter, President


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                                  Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                           OF S.O.I. INDUSTRIES, INC.


     In accordance with Section 242 and 103 of the Delaware General Corporation Law, as amended, S.O.I. Industries, Inc., a Delaware corporation, does hereby adopt the following amendments to its Certificate of Incorporation:

     FIRST: That Article I of the Company's Certificate of Incorporation is hereby amended to read as follows: "Article I. The name of the corporation is Millennia, Inc."

     SECOND: The foregoing amendment was adopted by the Board of Directors. The amendment was recommended to the stockholders by the Board of Directors. An annual meeting of the stockholders was held on December 10, 1996. The stockholders approved the amendment in accordance with Section 242 of the Delaware General Corporation Law.

         EXECUTED as of the 10th day of December, 1996.



S.O.I. INDUSTRIES, INC.

By:         /s/  Kevin B. Halter
    ------------------------------------
           Kevin B. Halter, President